Exhibit 1A-2.1

Business Entity - Filing Acknowledgement 08/08/2024 Work Order Item Number:W2024080801733 - 3857663 Filing Number:20244241351Filing Type:Articles of OrganizationFiling Date/Time:08/08/2024 16:01:56 PMFiling Page(s):2Indexed Entity Information:Entity ID: E42413522024-1Entity Name: Stock-Wars LLCEntity Status: ActiveExpiration Date: NoneCommercial Registered AgentRegistered Agents Inc. * (N)401 Ryland st, ste 200a, Reno, NV 89502, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

Business Entity - Filing Acknowledgement 08/08/2024 Work Order Item Number:W2024080801733 - 3857665 Filing Number:20244241354Filing Type:Initial ListFiling Date/Time:08/08/2024 16:01:56 PMFiling Page(s):2Indexed Entity Information:Entity ID: E42413522024-1Entity Name: Stock-Wars LLCEntity Status: ActiveExpiration Date: NoneCommercial Registered AgentRegistered Agents Inc. * (N)401 Ryland st, ste 200a, Reno, NV 89502, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

FRANCISCO V. AGUILARSecretary of State 401 North Carson StreetCarson City, Nevada 89701-4201(775) 684-5708Website: www.nvsos.gov www.nvsilverflume.gov Formation - Limited-Liability Company NRS 86 - Articles of Organization Limited-Liability CompanyNRS 86.544 - Registration of Foreign Limited-Liability Company NRS 89 - Articles of Organization Professional Limited-Liability CompanyNRS 86.555 - Registration of Professional Foreign Limited-Liability Company1. Name Being Registered in Nevada: (See instructions) Stock-Wars LLC2. Foreign Entity Name: (Name in home jurisdiction) 3. Jurisdiction of Formation: (Foreign Limited-Liability Companies) 3a) Jurisdiction of formation: 3b) Date formed: 3c) I declare this entity is in good standing in the jurisdiction of its formation.4. Registered Agent for Service of Process*: (check only one box) Commercial Registered Agent (name only below) Noncommercial Registered Agent (name and address below)Office or position with Entity (title and address below) Registered Agents Inc. * (N) Name of Registered Agent OR Title of Office or Position with Entity401 Ryland st, ste 200aRenoNevada 89502Street AddressCity Zip Code Nevada Mailing Address (If different from street address)City Zip Code4a. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.XDavid Roberts, Assistant Secretary 08/08/2024 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 5. Management: (Domestic Limited-Liability Companies only) Company shall be managed by: (check one box) Manager(s) OR Member(s)6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions) Name and Address of the Original Manager(s) and Member(s): ( NRS 89, see instructions) IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. 1 )Name Stock-Wars Management LLC Address 401 Ryland St. STE 200-ACity Reno State NV Zip Code 89502 7. Dissolution Date: (Domestic only) Latest date upon which the company is to dissolve (if existence is not perpetual): This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of NevadaBusiness NumberE42413522024-1Filing Number20244241351Filed On08/08/2024 16:01:56 PMNumber of Pages2

FRANCISCO V. AGUILARSecretary of State 401 North Carson StreetCarson City, Nevada 89701-4201(775) 684-5708Website: www.nvsos.gov www.nvsilverflume.gov Formation - Limited-Liability Company Continued, Page 28. Purpose/ Profession to be Practiced: (NRS 89 only) 9. Series and/or Restricted Limited- Liability Company: (Optional) Check box if a Series Limited- Liability Company Domestic Limited-Liability Company"s only: The Limited-Liability Company is a Restricted Limited-Liability Company 10. Records Office: (Foreign Limited-Liability Companies) AddressCityStateZip codeCountry 11. Street Address of Principal Office: (Foreign Limited-Liability Companies) AddressCityStateZip codeCountry 12. Name, Address and Signature of the Organizer: (NRS 86. NRS 89 -Each *Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. Organizer must be a licensed professional.) Name and Signature of Manager or Member: (NRS 86.544 only) See instructionsI declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name Robin Jones, on behalf of Registered Agents Inc Country United States Address 401 Ryland St. , STE 200-A City Reno State NV Zip/Postal Code 89502 XRobin Jones, on behalf of Registered Agents Inc (attach additional page if necessary)AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILINGPlease include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

FRANCISCO V. AGUILARSecretary of State 401 North Carson StreetCarson City, Nevada 89701-4201(775) 684-5708Website: www.nvsos.gov www.nvsilverflume.gov Initial List and State Business License Application Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees: Stock-Wars LLC NAME OF ENTITYTYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form.Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below)Limited-Liability CompanyLimited PartnershipLimited-Liability PartnershipLimited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)Business TrustAdditional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit-owners' AssociationReligious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80:Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is requiredYes - the *Charitable Solicitation Registration Statement* is required.The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required**Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of NevadaBusiness NumberE42413522024-1Filing Number20244241354Filed On08/08/2024 16:01:56 PMNumber of Pages2

FRANCISCO V. AGUILARSecretary of State 401 North Carson StreetCarson City, Nevada 89701-4201(775) 684-5708Website: www.nvsos.gov www.nvsilverflume.gov Initial List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners or Trustees: CORPORATION, INDICATE THE Manager:Name Stock-Wars Management LLC Country USA Address 401 Ryland St. STE 200-A City Reno State NV Zip/Postal Code89502 None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State. X Robin Jones, on behalf of Registered Agents Inc Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title Authorized Signer Date 08/08/2024 page 2 of 2 Revised: 1/1/2019

DOMESTIC LIMITED-LIABILITY COMPANY (86) CHARTER I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that Stock-Wars LLC did, on 08/08/2024, file in this office the original Articles of Organization that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202408084867077You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/08/2024. Secretary of State FRANCISCO V. AGUILAR

NEVADA STATE BUSINESS LICENSEStock-Wars LLC Nevada Business Identification # NV20243177968Expiration Date: 08/31/2025In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202408084867079You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set myhand and affixed the Great Seal of State, at my office on 08/08/2024.FRANCISCO V. AGUILAR Secretary of State